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                          CREDIT ACCEPTANCE CORPORATION
                        RESTRICTED STOCK GRANT AGREEMENT





Credit Acceptance Corporation (the "CORPORATION") hereby grants you, ____________________ (the "PARTICIPANT"), a Restricted Stock Award (the "AWARD") under the Credit Acceptance Corporation 2004 Incentive Compensation Plan, dated as of April 1, 2004 and approved by the shareholders of the Corporation on May 13, 2004 (the "PLAN"). The terms and conditions of the Award are set forth below and in the attached Appendix A.

GRANT DATE:                                       _______________________

TOTAL RESTRICTED SHARES:                          _______________________

VESTING (PERIOD OF RESTRICTION):                  As described in Appendix A

BASE YEAR (fiscal year ended December 31):        20__
BASE YEAR ADJUSTED NET INCOME
PER DILUTED SHARE:                                $______
(The Base Year and Base Year Adjusted Net Income Per Diluted Share are used to compute vesting. See Appendix A.)

AWARD DESIGNATED AS GRANTED
UNDER CODE SECTION 162(m)?                        ___Yes ___No
(Unless "Yes" is checked, the Committee has not designated the Award as granted under Code Section 162(m).)

                                   IMPORTANT:

Your signature below indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in Appendix A and in the Plan. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE THAT YOU HAVE RECEIVED A COPY OF THE PLAN AND THAT YOU HAVE READ THE PLAN, THIS AGREEMENT, AND APPENDIX A, WHICH CONTAINS SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.


CREDIT ACCEPTANCE CORPORATION                     ________________________
                                                  (Participant's name)

By   _______________________                      ________________________
                                                  (Participant's signature)

Date: __________________                          Date: __________________



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                        APPENDIX A--TERMS AND CONDITIONS
                        --------------------------------

1. Definitions. In this Agreement:
   -----------

   "ADJUSTED NET INCOME PER DILUTED SHARE" means, in respect of any given Fiscal Year:

        (a) the amount the Corporation publicly announces as its "adjusted net income per diluted share" (or words of substantially the same import) for such Fiscal Year; or

        (b) if the Corporation does not publicly announce such amount, the amount the Corporation communicates to its shareholders generally as its "adjusted net income per diluted share" (or words of substantially the same import) for such Fiscal Year; or

        (c) if the Corporation neither publicly announces such amount nor communicates it to its shareholders generally, an amount equal to (1) the Corporation's net income per common share (diluted) for such Fiscal Year, determined in accordance with generally accepted accounting principles consistently applied, plus and/or minus (2) such adjustments as the Committee determines in good faith are appropriate and not inconsistent with the method used for determining Base Year Adjusted Net Income per Diluted Share.

   "ANNOUNCEMENT DATE" means, in respect of any given Fiscal Year, the earliest of:

        (a) the date on which the Corporation first publicly announces its Adjusted Net Income Per Diluted Share for such Fiscal Year; or

        (b) the date on which the Corporation first communicates to its shareholders generally its Adjusted Net Income Per Diluted Share for such Fiscal Year; or

        (c) the 120th day after the end of such Fiscal Year.

   "BASE YEAR" means the Fiscal Year specified as the Base Year on the first page of this Agreement.

   "BASE YEAR ADJUSTED NET INCOME PER DILUTED SHARE" means the Corporation's Adjusted Net Income Per Diluted Share for the Base Year, the amount of which is specified on the first page of this Agreement. In the event of any stock split, reverse split, recapitalization, or other transaction that causes Base Year Adjusted Net Income Per Diluted Share as stated on the first page of this Agreement to no longer be fairly comparable to Adjusted Net Income Per Diluted Share for subsequent Fiscal Years, the Base Year Adjusted Net Income Per Diluted Share shall be adjusted from the amount shown on the first page of this Agreement to such amount as the Committee in its discretions determines to be appropriate so as to be fairly comparable to Adjusted Net Income Per Diluted Share for subsequent Fiscal Years.










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      FISCAL YEAR" means a fiscal year of the Corporation.


     "RESTRICTED SHARES" means the shares of Restricted Stock issued to the Participant pursuant to the Plan and this Agreement. The Restricted Shares consist of the number of shares of the Corporation's Common Stock set forth on the first page of this Agreement.

Any other capitalized words or terms used in this Agreement and defined in the Plan have the definitions set forth in the Plan unless the context requires otherwise.

2. No Effect on Employment. If the Participant's employment with the Corporation or any of its Affiliates is on an at-will basis, the terms of the Participant's employment will be determined from time to time by the Corporation or the Affiliate employing the Participant (as the case may be), and the Corporation or the Affiliate will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Participant at any time for any reason whatsoever, with or without cause. If the Participant has a written employment agreement with Corporation or any Affiliate which contains different or additional provisions relating to Plan awards, or otherwise conflicts with the terms of this Agreement, the provisions of the employment agreement will govern.

3. Uncertificated and Certificated Shares; Transfer Restrictions. The Corporation, at its option, may issue certificates representing Restricted Shares or may issue Restricted Shares without certificates. In either case, the Restricted Shares will be issued in the name of the Participant. If the Restricted Shares are issued without certificates, a record of the number of shares so issued and other relevant information will be maintained by the transfer agent for the Common Stock, and, within a reasonable time after issuance, the Participant will receive a written statement of the information that would have appeared on the certificate if the Restricted Shares had been represented by a certificate.

During the Restricted Period, Restricted Shares may not be sold, transferred, or otherwise disposed of and may not be pledged or otherwise hypothecated. Whether or not the Restricted Shares are represented by a certificate, the Corporation may instruct the transfer agent for its Common Stock to note in its records the restrictions on transfer set forth in the Plan and this Agreement.

If Restricted Shares are represented by a certificate, the certificate will be held by the Secretary of the Corporation as escrow agent (the "ESCROW AGENT"). The Corporation may instruct the transfer agent for its Common Stock to place a legend on the certificates setting forth or referring to the restrictions on transfer set forth in the Plan and this Agreement.

No certificates representing Restricted Shares will be delivered by the Corporation or the Escrow Agent to the Participant unless and until the Restricted Shares have vested and all other applicable terms and conditions in this Agreement have been satisfied.

4. Restricted Period and Vesting. Except as provided in paragraph 5, and subject to paragraph 6, the Restricted Period for the Restricted Shares will terminate when the Restricted











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Shares vest in accordance with this paragraph 4. Restricted Shares will vest and/or be forfeited in accordance with whichever one of the following subparagraphs proves to be applicable:

         (a) If the first Fiscal Year for which Adjusted Net Income per Diluted Share is 200% or more of Base Year Adjusted Net Income per Diluted Share is the first, second, third, fourth, or fifth Fiscal Year after the Base Year, then, on the Announcement Date for that Fiscal Year, 100% of the Restricted Shares will vest.

         (b) If the first Fiscal Year for which Adjusted Net Income per Diluted Share is 200% or more of Base Year Adjusted Net Income per Diluted Share is the sixth Fiscal Year after the Base Year, then, on the Announcement Date for that Fiscal Year, 50% of the Restricted Shares will vest and the remaining 50% will be forfeited.

         (c) If the first Fiscal Year for which Adjusted Net Income per Diluted Share is 200% or more of Base Year Adjusted Net Income per Diluted Share is the seventh Fiscal Year after the Base Year, then, on the Announcement Date for that Fiscal Year, 25% of the Restricted Shares will vest and the remaining 75% will be forfeited.

         (d) If Adjusted Net Income per Diluted Share is not 200% or more of Base Year Adjusted Net Income per Diluted Share for any of the first through seventh Fiscal Years after the Base Year, then, on the Announcement Date for the seventh Fiscal Year after the Base Year, 100% of the Restricted Shares will be forfeited.

5. Termination During Restricted Period. Notwithstanding paragraph 4, if the Participant ceases to be an Employee or Non-Employee Director during the applicable Restricted Period for any reason, any Restricted Shares as to which the Restricted Period has not yet lapsed or been waived shall be forfeited by the Participant; provided, however, that such termination will not result in forfeiture, and the Restricted Shares instead will vest and/or be forfeited in accordance with paragraph 4, if the Participant's status as an Employee or Non-Employee Director is terminated involuntarily (other than for Cause or due to death or Disability) within six months following a Change in Control.

Notwithstanding anything to the contrary herein or in the Plan, the Committee shall not accelerate vesting or waive any restrictions with respect to any Restricted Shares unless expressly permitted by the Internal Revenue Service pursuant to guidance issued under Section 409A of the Code.

6. Forfeiture. Restricted Shares that are forfeited pursuant to paragraph 4 or 5 shall be deemed automatically transferred to and reacquired by the Corporation at no cost to the Corporation upon the date of the forfeiture. The Participant hereby appoints the Corporation, with full power of substitution, as the Participant's true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer any certificate or certificates evidencing such unvested Restricted Shares to the Corporation upon forfeiture.










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7. Taxes. Notwithstanding any contrary provision of this Agreement, Restricted
Shares may not be sold, transferred, or otherwise disposed of and may not be pledged or otherwise hypothecated (even after the Restricted Period ends), and no certificate representing Restricted Shares may be released from the escrow established pursuant to paragraph 3, unless and until satisfactory arrangements (as determined by the Committee) are made by the Participant with respect to the payment of income and employment taxes which the Corporation determines must be withheld with respect to the Restricted Shares. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Corporation withhold otherwise deliverable Restricted Shares, (b) delivering to the Corporation already vested and owned Shares having a fair market value equal to the minimum amount required to be withheld or (c) cash or certified check. If the Participant does not deposit with the Company (on or before the date taxes are to be remitted by the Company) the full required amount then due for taxes, before a certificate for any shares is delivered, the Company shall sell (in a market transaction or in a non-market transaction at the market price) sufficient vested shares held for the Participant and deduct such taxes from the proceeds of sale. If the Participant makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Shares as of the date of grant of the Restricted Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall deliver a copy of such election to the Corporation immediately after filing such election with the Internal Revenue Service, together with any tax withholding required by the Committee. Neither the Corporation nor any Affiliate nor the Committee makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Agreement.

8. Rights as Shareholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a shareholder of the Corporation in respect of any Restricted Shares deliverable hereunder unless and until such Restricted Shares have been issued, recorded on the records of the Corporation or its transfer agents or registrars, and (if certificated) delivered to the Participant or the Escrow Agent. Except as provided in Part III of the Plan, after such issuance, recordation, and delivery, the Participant will have all the rights of a shareholder of the Corporation with respect to voting such Restricted Shares and receipt of dividends and distributions on such Restricted Shares. Participant hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports, and other related documents. If the Corporation establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), Participant hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. Participant consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Corporation to provide administrative services related to the Plan, including any program adopted under the Plan.

9. Additional Conditions to Release from Escrow. If at any time the Corporation determines, in its discretion, that the listing, registration, or qualification of the Restricted Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition to the release of the









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Restricted Shares from the restrictions on transfer contained in this Agreement
(and, if applicable, the escrow established pursuant to paragraph 3), such release will not occur unless and until such listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions not acceptable to the Corporation. The Corporation will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

10. Notices. Any notice under this Agreement shall be addressed to the Corporation in care of its Secretary at the principal executive office of the Corporation and to the Participant at the address appearing in the personnel records of the Corporation for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. Award Not Transferable. Except as otherwise provided in this Agreement, the Award and the rights and privileges conferred hereby may not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) by the Participant and will not be subject to sale under execution, attachment, or similar process. Upon any attempt by the Participant to transfer, assign, pledge, hypothecate, or otherwise dispose of the Award, or any right or privilege conferred hereby, or upon any attempted sale of the Participant's rights under the Award under any execution, attachment, or similar process, the Award and the Participant's rights and privileges conferred hereby immediately will become null and void.

12. Binding Agreement. Subject to the limitation on the transferability of the Award contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties hereto.

13. Committee Authority. The Committee will have the power and discretion to interpret this Agreement and to adopt such rules for the administration, interpretation, and application of the Agreement as are consistent herewith and with the Plan and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Participant, the Corporation, and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.

14. Captions. Captions in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

15. Agreement Severable. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

16. Modifications to the Agreement. This Agreement and the Plan together constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein and in the Plan. Modifications to this Agreement










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can be made only in an express written contract executed by a duly authorized officer of the Corporation.

17. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Michigan without regard to principles of conflict of laws.

18. Additional Actions. The parties will execute such further instruments and take such further action as may reasonably be necessary to carry out the intent of this Agreement.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.












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